As filed with the Securities and Exchange Commission on December 22, 2000

                                                      Registration No. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   38-3114641
                     (I.R.S. Employer Identification Number)

                                50 Spring Street
                            Ramsey, New Jersey 07446
                    (Address of principal executive offices)


                    Bogen Communications International, Inc.
                                   401(k) Plan
                              (Full Title of Plan)


                     Jonathan Guss, Chief Executive Officer
                    Bogen Communications International, Inc.
                                50 Spring Street
                            Ramsey, New Jersey 07446
                     (Name and address of agent for service)

                                 (201) 934-8500
          (Telephone number, including area code, of agent for service)

                               ------------------

                                   Copies to:
                           Joseph F. Mazzella, Esquire
                          Nutter, McClennen & Fish, LLP
                             One International Place
                              Boston, MA 02110-2699
                                 (617) 439-2000

                         CALCULATION OF REGISTRATION FEE

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                                           Proposed            Proposed               Amount
Title of Securities   Amount to be     Maximum Offering    Maximum Aggregate     of Registration
 to be Registered      Registered      Price Per Share(1)    Offering Price(2)       Fee(3)(4)
------------------------------------------------------------------------------------------------
Common Stock, par
value $.001 per share   150,000             $4.4375             $665,625              $175.73

------------------------------------------------------------------------------------------------

(1) The average of the high and low prices of the Common Stock of Bogen Communications International, Inc. (the "Common Stock") on the Nasdaq National Market on December 15, 2000 in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act").
(2)      Estimated solely for the purpose of calculating the registration fee.
(3) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(4) The securities of Bogen Communications International, Inc. to be purchased by the participants of The Bogen Communications International, Inc. 401(k) Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) under the Act, the registration fee has been calculated on the basis of the number of shares of Common Stock issuable under such plan.

This Registration Statement shall become effective immediately upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, (the "Securities Act") and 17 C.F.R. (S) 230.462.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the participants of The Bogen Communications International, Inc. 401(k) Plan (the "Plan") required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

          (a) The Annual Report on Form 10-K for the year ended December 31, 1999, of Bogen Communications International, Inc. (the "Company" or the "Registrant") which includes the consolidated statements of financial condition of the Company as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, together with the related notes and the report of KPMG LLP, independent certified public accountants, originally filed with the SEC on March 30, 2000 (SEC File No. 001-13986).

          (b) The Form 10-Q reports filed by the Registrant for the fiscal quarter ended March 31, 2000 (File No. 001-13986) filed with the SEC on May 15, 2000,


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

               for the fiscal quarter ended June 30, 2000 (File No. 001-13986) filed with the SEC on August 10, 2000, and for the fiscal quarter ended September 30, 2000 (File No. 001-13986) filed with the SEC on November 13, 2000.

          (c) The Form 8-K report filed by the Registrant (File No. 001-13986) with the SEC on March 30, 2000.

          (d) The description of Registrant's Common Stock contained in Registrant's Form 8-A (File No. 001-13986), as filed with the SEC on September 27, 1995.

          (e) All documents filed by the Registrant pursuant to Section 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

       ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The common stock to be offered pursuant to the Plan has been registered pursuant to Section 12 of the Exchange Act. Accordingly, a description of the common stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

         The Company's By-laws and Certificate of Incorporation, as amended, contain provisions that provide for indemnification of officers and directors, and their heirs and distributees, to the full extent permitted by, and in the manner permissible under, the DGCL.


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

         As permitted by Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation, as amended, contains a provision eliminating the personal liability of a director to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  LIST OF EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

         5.0  Opinion of Nutter, McCLennen & Fish, LLP
        23.0  Consent of KPMG LLP.
        24.0  Power of Attorney is located on the signature pages.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

        (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement unless the information required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

(2) For determining liability under the Securities Act, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's or the Plan's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    CONFORMED
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramsey, State of New Jersey, on December 22, 2000.

                              BOGEN COMMUNICATIONS INTERNATIONAL, INC.


                              BY: /s/ Jonathan Guss
                              ---------------------------------------
                              Jonathan Guss,
                              Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of Bogen Communications International, Inc. whose signature appears below hereby appoints Jonathan Guss and Michael Fleischer, jointly and each individually, as true and lawful attorneys-in-fact for the undersigned with full power of substitution, to execute in his or her name and on his or her behalf in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall deem appropriate, and to cause to be filed any such amendment (including exhibits thereto and other documents in connection therewith) to this Registration Statement with the Securities and Exchange Commission, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 22nd day of December, 2000.


    Signature                   Title(s)                        Date
    ---------                   --------                        ----

/s/ Jonathan Guss

______________________    Chief Executive Officer
Jonathan Guss                  and Director               December 22, 2000


/s/ Michael P. Fleischer

--------------------
Michael P. Fleischer      President and Director          December 22, 2000


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

/s/ Glenn R. Dubin

----------------------
Glenn R. Dubin            Director                        December 22, 2000


/s/ Daniel A. Schwartz

----------------------
Daniel A. Schwartz        Director                        December 22, 2000


/s/ Yoav Stern

----------------------
Yoav Stern                Director                        December 22, 2000


/s/ Kasimir Arciszewski

----------------------
Kasimir Arciszewski       Director                        December 22, 2000


/s/ Jeffrey E. Schwarz

----------------------
Jeffrey E. Schwarz        Director                        December 22, 2000


/s/ Zivi R. Nedivi

----------------------
Zivi R. Nedivi            Director                        December 22, 2000


/s/ Maureen A. Flotard
                          Chief Financial Officer,
______________________    Vice-President Finance
Maureen A. Flotard        and Assistant Secretary         December 22, 2000


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